                   AMENDED AND RESTATED BYLAWS

                               OF

                 VALLEY NATIONAL GASES, INC.
                 ---------------------------

                   (adopted January----, 1997)


                            ARTICLE I
                 OFFICES
                 -------

       SECTION 1.1    REGISTERED OFFICE.  The registered
                      -----------------
office of the Corporation in West Virginia shall be located at ---------------, ----------, West Virginia, ------ or at such other address within the State of West Virginia as may be determined from time to time by the Board of Directors.

       SECTION 1.2    OTHER OFFICES.  The Corporation may
                      -------------
maintain such other offices both within and without the State of West Virginia as the business of the Corporation may from time to time require or as the Board of Directors may determine.

                           ARTICLE II
                  MEETINGS OF SHAREHOLDERS
                  ------------------------

       SECTION 2.1    PLACE OF MEETINGS.  All shareholders
                      -----------------
meetings shall be held at such place within or without the State of West Virginia as determined from time to time by the Board of Directors.

       SECTION 2.2.   ANNUAL MEETINGS.  The annual
                      ---------------
shareholders meeting for the election of directors and transaction of such other business as may properly be brought before the meeting, shall be held at 9:00 a.m., Eastern Time, on the first Tuesday in August of each year or at such other date, place and time as may be designated from time to time by the Board of Directors. In the event such annual shareholders meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

       To be properly brought before the annual shareholders meeting, business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the "Shareholders Business Notice"). To be timely, the Shareholder Business Notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety

(90) days prior to the meeting; provided, however, that in the event
                                --------  ------
that the meeting is designated by the Board of Directors to be held at a date other than the first Tuesday in August and less than sixty
(60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, the Shareholder Business Notice must be received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual shareholder meeting was mailed or such public disclosure was made, whichever first occurs. The Shareholder Business Notice delivered to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the shareholder proposing such business,
(iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and the name and address of record under which such stock, is held and (iv) any material interest of the shareholder in such business.

       Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual shareholder meeting except in accordance with the procedures set forth in this
Section 2.2, provided, however, that nothing in this
             --------  -------
Section 2.2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual shareholder meeting.

       The Chairman of the annual shareholders meeting, in their sole discretion, shall have the power to determine whether or not business was properly brought before the meeting in accordance with the provisions of this Section 2.2, and, if the Chairman should determine that any such business was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such business shall not be transacted.

       SECTION 2.3.   SPECIAL MEETINGS.  Special meetings of
                      ----------------
the shareholders for any lawful purpose or purposes may be called at any time only by a majority of the entire Board of Directors, by the Chairman of the Board of Directors, by the President or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the person or persons making the same and delivered to the Secretary of the Corporation. No business shall be conducted at any special meeting of the shareholders of the Corporation other than the business stated in the call for such meeting.

       SECTION 2.4.   NOTICE OF MEETINGS.  Written notice of
                      ------------------
the shareholder meeting shall be given stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either personally or by mail, by or at the direction of the President or Secretary to each shareholder of record entitled to vote at such meeting. The written notice of any meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at their address as it appears on the records of the Corporation.

       SECTION 2.5.   ADJOURNMENTS.  Any meeting of
                      ------------
shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in Section 2.4.

       SECTION 2.6.   QUORUM.  At each meeting of
                      ------
shareholders, except where otherwise provided by law or the Corporation's Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by
Section 2.5 of these Bylaws until a quorum is present.

       SECTION 2.7.   ORGANIZATION.  Meetings of shareholders
                      ------------
shall be presided over by the Chairman of the Board, if any, or in their absence, by the President, or in their absence by any of the Vice Presidents, or in the absence of the foregoing persons by a chairman appointed by the Board of Directors. The Secretary shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

       SECTION 2.8.   VOTING; PROXIES.  Unless otherwise
                      ---------------
provided by law or in the Articles, the holders of voting stock shall be entitled to vote on the basis of one vote for each Share held on all matters to be voted on by shareholders and the majority vote of the quorum present shall constitute a valid action of the shareholders. The holders of Preferred Stock, if any, shall have such voting rights as may be provided in any applicable Certificate of Designation filed with the Secretary of State of West Virginia. Each shareholder entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for them by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Articles or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

       SECTION 2.9.   LIST OF SHAREHOLDERS ENTITLED TO VOTE.
                      -------------------------------------
The Secretary shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the Corporation's ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

       SECTION 2.10.  SHAREHOLDER NOMINATION OF DIRECTORS.
                      -----------------------------------
Not less than sixty (60) days nor more than ninety (90) days prior to the date of any meeting of the shareholders at which directors are to be elected ("the Election Meeting") any shareholder intending to nominate a director for election to the Corporation's Board of Directors at the Election Meeting shall deliver a notice in writing (the "Nominating Notice") to the Secretary of the Corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the Nominating Notice, (i) the name and address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and the name and address of record under which such stock is held. The Nominating Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee or shareholder proposing a nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statement used for the solicitation of proxies in connection with such Election Meeting.

       SECTION 2.11.  DEFECTIVE NOMINATIONS.  No person shall
                      ---------------------
be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section
2.10 of these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and may declare to the meeting that the defective nomination be disregarded.

                           ARTICLE III

                     BOARD OF DIRECTORS
                     ------------------

       SECTION 3.1.   GENERAL POWERS; QUALIFICATIONS.  The
                      ------------------------------
business and affairs of the Corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the Articles. Directors need not be shareholders of the Corporation.

       SECTION 3.2.   NUMBER OF DIRECTORS; CLASSIFICATION; TERM
                      -----------------------------------------
OF OFFICE.  The business and affairs of the Corporation shall
---------
be managed and controlled by a Board of Directors consisting of not less than three (3) nor more than ten (10) persons. The exact number of directors within the minimum and maximum limitations shall be determined exclusively from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

       The directors of the Corporation, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly equal as possible and any additional director or any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. The initial Class I directors shall hold office until the annual meeting of shareholders of the Corporation in 1998, the initial Class II directors shall hold office until the annual meeting of the shareholders of the Corporation in 1999, and the initial Class III directors shall hold office until the annual meeting of shareholders of the Corporation in 2000 or, in each case, until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. Beginning in 1998, and continuing annually thereafter, at each annual meeting of shareholders of the Corporation, the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

       SECTION 3.3.   RESIGNATION; REMOVAL; VACANCIES.  Any
                      -------------------------------
director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director, or the entire Board of Directors, may be removed from office at any time, only for cause and only by the affirmative vote of two-thirds or more of the then outstanding capital stock entitled to vote generally in the election of directors. Unless otherwise provided in the Articles or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which they have been elected expires, and until such directors successor shall have been duly elected and qualified.

       SECTION 3.4.   REGULAR MEETINGS; NOTICE.  Regular
                      ------------------------
meetings of the Board of Directors may be held at such places within or without the State of West Virginia and at such times as the Board may from time to time determine. Notice shall be given to each director by mail, in person or by facsimile to the address on file with the Corporation at least five (5) days before the date of such meeting.

       SECTION 3.5.   SPECIAL MEETINGS; NOTICE.  Special
                      ------------------------
meetings of the Board of Directors may be held at any time or place within or without the State of West Virginia whenever called by the Chairman of the Board, by the President or in their absence by the Secretary, or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

       SECTION 3.6.   TELEPHONIC MEETINGS PERMITTED.  Unless
                      -----------------------------
otherwise restricted by the Articles or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

       SECTION 3.7.   QUORUM; VOTE REQUIRED FOR ACTION.  A
                      --------------------------------
majority of the members of the Board of Directors shall constitute a quorum for the purpose of transacting business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Articles or these Bylaws shall require a vote of a greater number. In the event at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

       SECTION 3.8.   ORGANIZATION.  Meetings of the Board of
                      ------------
Directors shall be presided over by the Chairman of the Board, or in their absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

       SECTION 3.9.   COMPENSATION.  The directors may
                      ------------
receive reasonable fees to be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

       SECTION 3.10.  CONSENT OF DIRECTORS IN LIEU OF
                      -------------------------------
MEETING.  Unless otherwise restricted by the Articles or these
-------
Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

       SECTION 3.11   COMMITTEES.  The Board of Directors, by
                      ----------
resolution adopted by a majority of the entire Board of Directors, may designate two or more directors to constitute a committee. Each committee, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors as hereafter determined by the Board of Directors. Vacancies in the membership of each committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless by counted for the purpose of constituting a quorum of the committee.


                           ARTICLE IV

                          OFFICERS
                          --------

       SECTION 4.1.   ELECTION AND TERM.  The officers of the
                      -----------------
Corporation shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may deem appropriate. All officers elected shall serve a one year term unless otherwise prescribed by the Board. Officers of the Corporation may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President, Chief Operating Officer, Chief Administrative Officer and Chief Financial Officer. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, by a two-thirds vote in favor of removal by the entire Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any such office of the Corporation may be filled only by the Board of Directors. Any number of offices may be held by the same person, except the offices of President and Secretary.

       SECTION 4.2.   DUTIES.  The officers of the
                      ------
Corporation shall have the following duties:

                      CHAIRMAN OF THE BOARD

       The Chairman of the Board shall preside at all Board of Directors and shareholders meetings. The Chairman of the Board shall have full power and authority to perform all executive acts for and on behalf of the Corporation and, in the absence of disability of the President, shall exercise all of the powers and discharge all of the duties of the President. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall also be, ex officio, a member of all standing Committees of the Board of Directors, shall preside at all meetings of the shareholders and Directors at which such Chairman of the Board is present and shall perform any other duties prescribed by the Board of Directors or these Bylaws.

                            PRESIDENT

       In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders and Directors at which such President is present. The President shall be the Chief Executive Officer and shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board of Directors, shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation and shall perform any duties prescribed by the Chairman or the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have equal authority with the Chairman to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                         VICE PRESIDENT

       The Vice Presidents, if any, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

               SECRETARY AND ASSISTANT SECRETARIES

       The Secretary shall keep or cause to be kept a record of all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors, and shall perform any other duties prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the seal of the Corporation and shall affix the same to any instrument requiring it.

       The Assistant Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

               TREASURER AND ASSISTANT TREASURERS

       The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.

       The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever required, an account of all transactions and of the financial condition of the Corporation.

       The Assistant Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform any other duties prescribed by the Board of Directors.

                            ARTICLE V

                        CAPITAL STOCK
                        -------------

       SECTION 5.1.   ARTICLES.  Every holder of stock in the
                      --------
Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President or a Vice President, and by the Secretary, Treasurer or an Assistant Secretary or an Assistant Treasurer, of the Corporation, certifying the number of shares owned by such shareholders in the Corporation and sealed with the corporate seal of the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       SECTION 5.2.   TRANSFER OF STOCK.  The shares of stock
                      -----------------
of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. Except as otherwise expressly provided by the statutes of the State of West Virginia, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

       SECTION 5.3.   CLOSING OF TRANSFER BOOKS AND FIXING OF
                      ---------------------------------------
RECORD DATE.  For the purpose of determining shareholders
-----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5.3, such determination shall apply to any adjournment thereof.

       SECTION 5.4    LOST OR DESTROYED ARTICLES.  The holder
                      --------------------------
of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or the owner's legal representative to give the Corporation a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any Officer or Officers of the Corporation any of the powers and authorities contained in this section.

       SECTION 5.5    TRANSFER AGENTS AND REGISTRARS.  The
                      ------------------------------
Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies or other financial institutions located within or without the State of West Virginia; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both; and may change or remove any such transfer agent or registrar of transfer.

                           ARTICLE VI

                       INDEMNIFICATION
                       ---------------


       SECTION 6.1.   Indemnification.
                      ---------------

                 A.   ACTIONS INVOLVING DIRECTORS AND
                      -------------------------------
OFFICERS.  The Corporation shall indemnify each person (other
--------
than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a

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
result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines, taxes and penalties and interest thereon and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

            B.   ACTIONS INVOLVING EMPLOYEES OR AGENTS.
                 -------------------------------------

                 1.   Permissive Indemnification.  The
                      --------------------------
Corporation may, if it deems appropriate and as may be permitted by this Article VI, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expenses incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, attorneys' fees), judgments, fines, taxes and penalties and interest thereon and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

                 2.   Mandatory Indemnification.  To the
                      -------------------------
extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B.1 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such successful action, suit or proceeding.

            C.   DETERMINATION OF RIGHT TO INDEMNIFICATION.
                 -----------------------------------------
Any indemnification required under Section A of this Article VI or authorized by the Corporation in a specific case pursuant to Section B of this Article VI (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has

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
not met the applicable standard of conduct set forth in or established pursuant to this Article VI. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable if the quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

            D.   ADVANCE PAYMENT OF EXPENSES.  Expenses
                 ---------------------------
incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article VI.

            E.   ARTICLE VI PROVISIONS NOT EXCLUSIVE RIGHT.
                 -----------------------------------------
The indemnification or advancement of expenses provided by this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

            F.   INSURANCE.  The Corporation may purchase and
                 ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

                           ARTICLE VII

                        MISCELLANEOUS
                        -------------

       SECTION 7.1.   FISCAL YEAR.  The fiscal year of the
                      -----------
Corporation shall be determined by resolution of the Board of Directors.

       SECTION 7.2.   SEAL.  The Corporation may have a
                      ----
corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

       SECTION 7.3.   WAIVER OF NOTICE OF MEETINGS OF
                      -------------------------------
SHAREHOLDERS, DIRECTORS AND COMMITTEES.  Whenever notice is
--------------------------------------
required to be given by law or under any provision of the Articles or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

       SECTION 7.4.   AMENDMENT OF BYLAWS.  These Bylaws may
                      -------------------
be altered or repealed, and new Bylaws made, by the Board of Directors.

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